UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2021 (June 17, 2021)

GS Acquisition Holdings Corp II

(Exact name of registrant as specified in its charter)

Delaware	001-39352	83-0974996
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street New York, New York		10282
(Address of principal executive offices)		(Zip Code)

(212) 902-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-quarter of one redeemable warrant	GSAH.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	GSAH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	GSAH WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on June 17, 2021, GS Acquisition Holdings Corp II, a Delaware corporation (the “Company” or “GSAH”), announced that it entered into a Business Combination Agreement (the “Agreement”), dated as of June 17, 2021, by and among the Company, Mirion Technologies (TopCo), Ltd., a Jersey private company limited by shares (“Mirion”), CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP (collectively, the “Charterhouse Parties”), each acting by their general partner, Charterhouse General Partners (IX) Limited, for the limited purpose set forth therein, each of the other persons set forth on Annex I thereto (together with the Charterhouse Parties, the “Supporting Mirion Holders”) and the other holders of existing shares of Mirion who become a party thereto by executing a joinder agreement (each, a “Joining Seller” and, collectively, the “Joining Sellers” and, together with each Supporting Mirion Holder, each, a “Seller” and, collectively, the “Sellers”).

Pursuant to the terms of the Agreement, the parties thereto will enter into a business combination transaction (the “Business Combination”) pursuant to which Mirion will combine with a subsidiary of the Company as described below.

The proposed Business Combination is expected to be consummated after the required approval by the stockholders of the Company and the satisfaction of certain other conditions summarized below.

The Business Combination Agreement

Transaction Consideration

Subject to the terms of the Agreement and adjustments set forth therein, the consideration to be paid in connection with the Business Combination is $1,700,000,000 (the “Total Consideration”) and will be paid in a combination of equity and cash consideration. The cash consideration will be an amount equal to $1,310,000,000; provided, that if the Minimum Cash Condition (as defined below) is not met, and Mirion and the Charterhouse Parties elect to waive the Minimum Cash Condition, then the Cash Consideration will be equal to $1,310,000,000 less the amount by which $1,310,000,000 exceeds the Available Closing Cash (as defined below). In exchange for the A Ordinary Shares of $0.01 each in the capital of Mirion, the B Ordinary Shares of $0.01 each in the capital of Mirion and certain loan notes due 2026 issued by Mirion Technologies (HoldingSub1), Ltd, each Seller may elect to receive cash or equity consideration or a combination thereof, which equity consideration shall be in the form of either shares of the Company’s Class A common stock or shares of the Company’s Class B common stock combined with shares of Class B common stock of IntermediateCo (as defined below; see “Post-Business Combination Public Company Structure”) that will be majority owned by the Company. The Available Closing Cash will be an amount equal to (i) the amount of funds contained in the Company’s trust account (after reduction for the aggregate amount of payments required to be made in connection with any valid stockholder redemptions), plus (ii) the aggregate amount of cash that has been funded to and remains with the Company pursuant to the Subscription Agreements (as defined below) as of immediately prior to the closing of the Business Combination (the “Closing”), plus (iii) the amounts delivered pursuant to the Debt Financing (as defined in the Agreement), plus (iv) the cash and cash equivalents of Mirion and its subsidiaries on a consolidated basis as of the date of the Closing (the “Closing Date”), plus (v) the proceeds, if any, from the sale by the Company to GSAM Holdings LLC of shares of the Company’s Class A common stock, pursuant to the Backstop Agreement (as defined below), less (vi) the total amount required to be paid to fully satisfy all obligations related to Mirion’s credit agreement as of the Closing Date, less (vii) certain transaction expenses, less (viii) $50,000,000 (collectively, the “Available Closing Cash”).

Representations and Warranties

The parties to the Agreement have made representations and warranties that are customary for transactions of this nature, including with respect to, among other things: (i) capitalization; (ii) non-contravention; (iii) compliance with laws (including with respect to permits and filings); (iv) financial statements; (v) absence of undisclosed liabilities; (vi) litigation; (vii) taxes; (viii) environmental matters; (ix) privacy; (x) material contracts; (xi) indebtedness; (xii) anti-bribery and anti-corruption; (xiii) international trade and sanctions; (xiv) customers and suppliers; and (xv) product liabilities and recalls. The representations and warranties of the respective parties to the Agreement will not survive the Closing.

Covenants

The Agreement includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Business Combination and efforts to satisfy conditions to consummation of the Business Combination. The Agreement contains additional covenants of the parties, including, among others: (i) covenants providing that the parties use reasonable best efforts and take certain actions to obtain all necessary regulatory approvals; (ii) covenants providing that the parties cooperate with respect to the registration statement, prospectus and proxy statement to be filed in connection with the Business Combination; (iii) covenants providing that the parties shall take further actions as may be necessary, proper or advisable to consummate and make effective the Business Combination; (iv) a covenant of the Company to convene a meeting of the Company’s stockholders and to solicit proxies from its stockholders in favor of the approval of the Business Combination and other related stockholder proposals; and (v) covenants providing that the parties will not solicit, initiate, engage in or continue discussions with respect to any other business combination.

Conditions to the Consummation of the Transactions

Consummation of the transactions contemplated by the Agreement (the “Transactions”) is subject to certain closing conditions, including approval by the Company’s stockholders, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and the approval of certain governmental authorities. The Agreement also contains other conditions, including, among others: (i) the Company having at least an aggregate of $1.310 billion in cash available at Closing (the “Minimum Cash Condition”); (ii) the registration statement becoming effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”); (iii) customary bringdown conditions; (iv) no material adverse effect having occurred; and (v) to the extent requested by the Company, Mirion having issued a notice of suspension or termination of business with certain partners.

Termination

The Agreement may be terminated at any time prior to the consummation of the Business Combination, as follows:

(i) by mutual written consent of the Company, Mirion and the Charterhouse Parties;

(ii) by either the Company, or Mirion and the Charterhouse Parties, if the Transactions have not been consummated by November 30, 2021, provided, however, that if certain antitrust and regulatory consents have not been obtained by November 30, 2021, either the Company, or Mirion and the Charterhouse Parties may extend the termination date to January 31, 2022; provided, further, that if, following such extension, the antitrust and regulatory consents have not been obtained by January 31, 2022 because of a failure to receive a certain specified regulatory approval, either the Company, or Mirion and the Charterhouse Parties may extend the termination date to March 31; 2022;

(iii) by the Company, or Mirion and the Charterhouse Parties, if a government entity of competent jurisdiction has issued an order or any other action which would prevent the consummation of the Business Combination;

(iv) by either the Company, or Mirion and the Charterhouse Parties, if the other party has breached any of its covenants, agreements, representations or warranties which would result in the failure of certain conditions to be satisfied at the Closing and such breach has not been cured within 30 days of the notice of an intent to terminate, provided that the terminating party’s failure to fulfill any of its obligations under the Agreement is not the primary cause of the failure of the Closing to occur;

(v) by either the Company, or Mirion and the Charterhouse Parties, if the Business Combination and other related proposals are not approved by the Company’s stockholders at the duly convened meeting of the Company’s stockholders; and

(vi) by either the Company, or Mirion and the Charterhouse Parties, if the Minimum Cash Condition is incapable of being satisfied (and Mirion and the Charterhouse Parties have not waived such condition within 15 business days of receipt of notice from the Company that such condition is not capable of being satisfied).

The foregoing description of the Agreement and the Transactions contemplated thereby, including the Business Combination, does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Agreement. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or any other party to the Agreement. In particular, the representations, warranties, covenants and agreements contained in the Agreement, which were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to the Company’s investors and security holders. Company investors and security holders are not third party beneficiaries under the Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Amended and Restated Sponsor Agreement

In connection with the execution of the Agreement, the Company amended and restated that certain letter agreement (the “Amended and Restated Sponsor Agreement”), dated June 29, 2020, by and among the Company, GS Sponsor II LLC (“GS Sponsor”), GSAM Holdings LLC (“GSAM Holdings”), GS Acquisition Holdings II Employee Participation II LLC (“GS Employee Participation” and, together with GS Sponsor and GSAM Holdings, the “Insiders”), pursuant to which, among other things, the Company and the Insiders agreed (i) to vote any shares of the Company’s securities in favor of the Business Combination and other Business Combination proposals, (ii) not to redeem any shares of the Company’s Class A common stock or the Company’s Class B common stock, par value $0.0001 per share (“Founder Shares”), in connection with the optional stockholder redemption, (iii) not to transfer any Founder Shares until the earlier of (x) the one year anniversary of the Closing Date and (y) the day following the trading date when the last reported sale price of the Company’s Class A common stock first equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period commencing at least 150 days after the Closing Date, subject to the clear market provisions in the Amended and Restated Registration Rights Agreement (as defined below), (iv) not to transfer any shares issued to GSAM Holdings as part of the PIPE Investment (as described below) if such shares are retained by GSAM Holdings or its affiliates (but, for the avoidance of doubt, not if distributed to GSAM Holdings’ or its permitted transferees’ employees, investment partners or clients) for a period of 180 days after the Closing, subject to the clear market provisions in the Amended and Restated Registration Rights Agreement, and (v) to be bound to certain other obligations as described in the Amended and Restated Sponsor Agreement. Additionally, the Founder Shares will be subject to vesting in three equal tranches, based on the volume weighted average price of the Company’s Class A common stock being greater than or equal to $12.00, $14.00 and $16.00, respectively, per share for any 20 trading days in any 30 consecutive trading day period. Such Founder Shares will be forfeited to the Company for no consideration if they fail to vest within five years of the Closing. GS Sponsor has issued membership interests intended to be treated as profits interests for U.S. income tax purposes to each of Larry Kingsley, who will serve as Chairman of the Company when the Business Combination closes, Thomas Logan, Chief Executive Officer of Mirion, and Brian Schopfer, Chief Financial Officer of Mirion, whereby such individuals will have an indirect interest in the Founder Shares held by GS Sponsor, subject to vesting upon the satisfaction of service, performance and other conditions, including the Closing.

Each of the holders of the Founder Shares have agreed to waive the anti-dilution adjustments provided for in the Company’s Amended and Restated Certificate of Incorporation applicable to the Founder Shares in connection with the Business Combination, including the PIPE Investment. As a result of such waiver, the 18,750,000 Founder Shares will automatically convert into shares of the Company’s Class A common stock on a one-for-one basis upon the consummation of the Business Combination.

The foregoing description of the Amended and Restated Sponsor Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended and Restated Sponsor Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Subscription Agreements

Concurrently with the execution of the Agreement, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 90,000,000 shares of the Company’s Class A common stock for an aggregate purchase price equal to $900,000,000 (the “PIPE Investment” and, such shares, the “PIPE Shares”), a portion of which is expected to be funded by GSAM Holdings. The PIPE Investment will be consummated substantially concurrently with the Closing.

The Subscription Agreements for the PIPE Investors (other than GSAM Holdings, whose registration rights are governed by the Amended and Restated Registration Rights Agreement described below (the “Non-GSAM PIPE Investors”)) provide for certain registration rights. In particular, the Company is required to, as soon as practicable but no later than (i) 30 calendar days following the Closing Date, file with the U.S. Securities and Exchange Commission (the “SEC”) (at the Company’s sole cost and expense) a registration statement registering the resale of such PIPE Shares, and use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (x) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” such registration statement) following the Closing and (y) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review. Such registration statement is required to be kept effective until the earliest of (i) the date the PIPE Shares thereunder have been sold by the Non-GSAM PIPE Investors, (ii) the date the PIPE Shares may be sold without restrictions under Rule 144 under the Securities Act, including without limitation, any volume and manner of sale restrictions that may be applicable to affiliates under Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) three years after effectiveness of such registration statement.

The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (i) such date and time as the Agreement is terminated in accordance with its terms; (ii) upon the mutual written agreement of the parties to such Subscription Agreement; (iii) the conditions contained in the Subscription Agreement not being satisfied or waived prior to the Closing; and (iv) the first anniversary of the date of the Subscription Agreement if the closing pursuant to the Subscription Agreement has not yet occurred.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Subscription Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

At the Closing, the Company will enter into the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) with GS Sponsor, GS Employee Participation, GSAM Holdings (GS Sponsor, GS Employee Participation and GSAM Holdings, collectively, the “GS Holders”) and the Sellers (collectively, with each other person who has executed and delivered a joinder thereto, the “RRA Parties”), pursuant to which the RRA Parties will be entitled to registration rights in respect of certain shares of the Company’s Class A common stock and certain other equity securities of the Company that are held by the RRA Parties from time to time.

The Amended and Restated Registration Rights Agreement provides that the Company will use commercially reasonable efforts to file with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act registering the resale of certain shares of the Company’s Class A common stock and certain other equity securities of the Company held by the RRA Parties as soon as reasonably practicable but no later than 30 calendar days following the consummation of the Business Combination and use its commercially reasonably efforts to have such shelf registration statement declared effective as soon as reasonably practicable after the filing thereof and no later than the earlier of (x) the 90th calendar day following the filing date if the SEC notifies the Company that it will “review” such shelf registration statement and (y) the 10th business day after the date the Company is notified in writing by the SEC that such shelf registration statement will not be “reviewed” or will not be subject to further review.

Each of (i) the Charterhouse Holders, (ii) the GS Holders or (iii) the holders of at least thirty percent (30%) in interest of the then outstanding registrable securities (each of (i), (ii) or (iii), the “Demanding Holders”) will be entitled to demand registration rights in connection with an underwritten offering. The Charterhouse Holders have an exclusive right for a 90-day period beginning on the 181st day after the Closing (the “Charterhouse Demand Period”) to exercise a single demand right. The Demanding Holders will be, at any time and from time to time on or after the date the Charterhouse Demand Period ends, entitled to demand registrations of all or part of their registrable securities. Such demand registrations are subject to certain offering thresholds, applicable lock-up restrictions and certain other conditions.

In addition, the RRA Parties have certain “piggy-back” registration rights. The Amended and Restated Registration Rights Agreement includes customary indemnification and confidentiality provisions. The Company will bear the expenses incurred in connection with the filing of any registration statements filed pursuant to the terms of the Amended and Restated Registration Rights Agreement.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Amended and Restated Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Backstop Agreement

In connection with the execution of the Agreement, GSAM Holdings and the Company have entered into a backstop agreement (the “Backstop Agreement”) pursuant to which GSAM Holdings has committed to purchase from the Company up to 12,500,000 shares of the Company’s Class A common stock at a price per share equal to $10.00 immediately prior to (and contingent upon) the Closing, contingent upon the terms and subject to the conditions set forth in the Backstop Agreement.

The foregoing description of the Backstop Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Backstop Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Option Agreement

In connection with the execution of the Agreement, at the Closing, GSAM Holdings and certain of the Sellers will enter into an option agreement (the “Option Agreement”) pursuant to which such Sellers will agree to, at the option of GSAM Holdings and subject to the conditions set forth in the Option Agreement, sell to GSAM Holdings up to 12,500,000 shares of the Company’s Class A common stock to be received by such Sellers pursuant to the Agreement at the Closing at a price per share equal to $10.00 in cash, on the terms and subject to the conditions set forth in the Option Agreement.

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Option Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Post-Business Combination Public Company Structure

The proposed Business Combination will establish the Company as the corporate parent of Mirion. At the Closing, in order to implement a structure similar to that of an “Up-C,” the Company will establish a Delaware corporation (“IntermediateCo”) as a subsidiary of the Company. Sellers will be permitted to elect to receive equity consideration either in the form of (i) shares of the Company’s Class A common stock or (ii) “paired interests” consisting of shares of the Company’s Class B common stock paired together with shares of IntermediateCo’s Class B common stock. Holders of shares of IntermediateCo’s Class B common stock will have a redemption right for such shares to be settled, at the option of the Company, with (i) shares of the Company’s Class A common stock (on a one-for-one basis) or (ii) a cash amount per share based on an average trailing stock price of the Company’s Class A common stock. Upon redemption or exchange of shares of IntermediateCo’s Class B common stock, the corresponding shares of the Company’s Class B common stock will be cancelled. The Company will hold 100% of the voting shares of IntermediateCo’s Class A common stock. As further described in the Company’s Amended and Restated Certificate of Incorporation to be in effect after the Closing, each holder of the Company’s Class B common stock will be entitled to one vote for each share of the Company’s Class B common stock held of record by such holder on all matters on which stockholders generally are entitled to vote and the holders of the Company’s Class B common stock shall not be entitled to dividends of cash or property on such shares of the Company’s Class B common stock.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Agreement, Mirion Technologies (HoldingSub2) Ltd. entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Lending Partners LLC (“GS Lending”) and Citigroup Global Markets Inc. (“Citi”) pursuant to which GS Lending and Citi have committed to provide to Mirion Technologies, Inc., as the subsidiary borrower, and a parent entity of the Mirion business to be formed, a $830 million senior secured term loan B facility (the “Term Loan”) and a $90 million revolving facility (the “Revolving Facility” and, together with the Term Facility, the “New Facility”). The Term Loan will mature seven years after the Closing Date and will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the initial principal amount of the Term Loan. The Revolving Facility will mature five years after the Closing Date.

The Term Loan, together with cash on hand, is expected to be used to finance the transaction contemplated by the Business Combination, expenses incurred in connection with the Business Combination, to refinance existing debt of Mirion and for general corporate purposes.

GS Lending and Citi’s commitment to provide the Term Loan is subject to a number of conditions, including the non-occurrence of a material adverse effect with respect to Mirion.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference herein. The PIPE Shares to be issued in connection with the Subscription Agreements will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the estimated future financial performance, financial position and financial impacts of the potential transaction, the satisfaction of closing conditions to the potential transaction and the PIPE Investment, the level of redemptions by the Company’s public stockholders and purchase price adjustments in connection with the potential transaction, the timing of the completion of the potential transaction, the anticipated pro forma enterprise value and Adjusted EBITDA of the combined company following the potential transaction, anticipated ownership percentages of the combined company’s stockholders following the potential transaction, and the business strategy, plans and objectives of management for future operations, including as they relate to the potential transaction. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report, words such as “pro forma,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company or Mirion discusses its strategies or plans, including as they relate to the potential transaction, it is making projections, forecasts and forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s or Mirion’s management.

These forward-looking statements involve significant risk and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company and Mirion’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the Company’s ability to complete the potential transaction or, if the Company does not complete the potential transaction or any other initial business combination; (2) satisfaction or waiver (if applicable) of the conditions to the potential transaction, including with respect to the approval of the stockholders of the Company; (3) the ability to maintain the listing of the combined company’s securities on the New York Stock Exchange; (4) the inability to complete the PIPE Investment; (5) the risk that the proposed transaction disrupts current plans and operations of the Company or Mirion as a result of the announcement and consummation of the transaction described herein; (6) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the proposed transaction; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the potential transaction; (9) the possibility that the Company and Mirion may be adversely affected by other economic, business and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against the Company and Mirion or any of their respective directors or officers, following the announcement of the potential transaction; (11) the failure to realize anticipated pro forma results or projections and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; (12) future global, regional or local political, market and social conditions, including due to the COVID-19 pandemic; and (13) other risks and uncertainties indicated from time to time in the preliminary proxy statement/prospectus of the Company, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company.

Forward-looking statements included in this Current Report speak only as of the date of this Current Report. Neither the Company nor Mirion undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this Current Report. Additional risks and uncertainties are identified and discussed in the Company’s reports filed with the SEC and available at the SEC’s website at http://www.sec.gov.

Additional Information about the Transaction and Where to Find It

In connection with the proposed Business Combination, a registration statement on Form S-4 is expected to be filed by the Company with the SEC. The Form S-4 will include preliminary and definitive proxy statements to be distributed to holders of the Company’s common stock in connection with the solicitation for proxies for the vote by the Company’s stockholders in connection with the proposed Business Combination and other matters as described in the Form S-4, as well as a prospectus relating to the offer of the securities to be issued in connection with the completion of the proposed Business Combination. The Company and Mirion urge investors, stockholders and other interested persons to read, when available, the Form S-4, including the proxy statement/prospectus included therein, as well as other documents filed with the SEC in connection with the proposed Business Combination, as these materials will contain important information about the Company, Mirion and the proposed Business Combination. After the Form S-4 has been filed and declared effective, the definitive proxy statement/prospectus will be mailed to the Company’s stockholders as of a record date to be established for voting on the proposed Business Combination. Stockholders will also be able to obtain copies of such documents, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: IR-GSacquisition@gs.com.

Participants in the Solicitation

The Company and Mirion and their respective directors and officers may be deemed participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed Business Combination. The Company’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, which was filed with the SEC on May 17, 2021.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to the Company’s stockholders in connection with the proposed Business Combination and other matters to be voted upon at the special meeting of the Company’s stockholders will be set forth in the proxy statement/prospectus for the proposed Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Business Combination will be included in the preliminary proxy statement/prospectus that the Company intends to file with the SEC.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The Exhibit Index is incorporated by reference herein..

Exhibit No.	Description of Exhibits

2.1	Business Combination Agreement, dated as of June 17, 2021, by and among GS Acquisition Holdings Corp II, Mirion Technologies (TopCo), Ltd., CCP IX LP No. 1, CCP IX LP No. 2, CCP IX Co-Investment LP and CCP IX Co-Investment No. 2 LP, each acting by their general partner, Charterhouse General Partners (IX) Limited, each of the other Persons set forth on Annex I thereto, and the other holders of Existing Mirion Shares from time to time becoming a party thereto by executing a Joinder Agreement

10.1	Amended and Restated Sponsor Agreement, dated as of June 17, 2021, by and among GS Acquisition Holdings Corp II, GS Sponsor II LLC, GSAM Holdings LLC and GS Acquisition Holdings II Employee Participation II LLC

10.2	Form of Subscription Agreement

10.3	Form of Amended and Restated Registration Rights Agreement

10.4	Backstop Agreement

10.5	Form of Option Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GS Acquisition Holdings Corp II

Date: June 21, 2021	By:	/s/ Tom Knott
	Name:	Tom Knott
	Title:	Chief Executive Officer, Chief Financial Officer and Secretary